Exhibit 10.42

PROMISSORY NOTE

Effective Date: June 30, 2021	U.S. $65,000.00

FOR VALUE RECEIVED, HUMBL, Inc., a Delaware corporation (“Borrower”), promises to pay to the order of Kevin Childress, or his assigns (“Lender”), $65,000.00 and any interest accrued hereunder on April 1, 2022 (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the outstanding balance at the rate of five percent (5%) per annum from the Effective Date until the same is paid in full. This Promissory Note (this “Note”) is issued and made effective as of June 30, 2021 (the “Effective Date”).

1. Payment; Prepayment.

1.1. Payment. All payments owing hereunder shall be in lawful money of the United States of America and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2. Prepayment. Borrower shall have the right to prepay all or any portion of the outstanding balance without penalty.

2. Security. This Note is unsecured.

3. Defaults and Remedies.

3.1. Defaults. The following are events of default under this Note (each, an “Event of Default”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (c) Borrower makes a general assignment for the benefit of creditors; (d) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (e) an involuntary bankruptcy proceeding is commenced or filed against Borrower. Notwithstanding the foregoing, the occurrence of any of the foregoing events will not be considered an Event of Default unless Borrower fails to cure such event within ten (10) business days of delivery of written notice from Lender to the address set forth below Borrower’s signature (but only if such event is capable of being cured during such period of time).

3.2. Remedies. Following an Event of Default, Lender may accelerate this Note by written notice to Borrower with the outstanding balance becoming immediately due and payable.

4. Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments called for herein in accordance with the terms of this Note.

5. Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

6. Governing Law; Venue. This Note shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and wholly performed in that jurisdiction. Each party hereto submits to the exclusive jurisdiction of any state or federal court sitting in San Diego County, California in any proceeding arising out of or relating to this Note and agrees that all claims in respect of the proceeding may be heard and determined in any such court and hereby expressly submits to the personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth herein, such service to become effective ten (10) days after such mailing. The parties expressly and irrevocably waive the right to a trial by jury in any and all actions or proceedings brought with respect to this Note and with respect to any claims arising out of or related to this Note.

7. Cancellation. After repayment of the entire outstanding balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

8. Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

9. Assignments. Neither party may assign this Note without the consent of the other party.

10. Notices. Whenever notice is required to be given under this Note, such notice shall be given to such address as has been provided to the other party.

11. Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

[Remainder of page intentionally left blank; signature page follows]

2

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.

BORROWER:

HUMBL, Inc.

By:
Brian Foote, CEO

Address:

600 B. Street, Suite 300
San Diego, California 92101

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

Kevin Childress

[Signature Page to Promissory Note]